Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Jamie Fulmer- (864) 342-5633
Director of Investor Relations
jfulmer@advanceamerica.net

Advance America Announces Decision to Close 66 Remaining Centers in Pennsylvania

Spartanburg, S.C., December 18, 2007 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today that it has decided to close all 66 of its remaining centers in Pennsylvania.  The decision comes as the Company awaits a ruling from the   Supreme Court of Pennsylvania on its appeal of a lower court’s decision in July 2007 directing the Company’s subsidiary to suspend its operations and discontinue its “Choice Line of Credit” in Pennsylvania.

The Company had previously announced in September that it was closing 31 of its centers in Pennsylvania in an effort to control costs and it subsequently closed one center in October.  The Company kept 66 centers open while it explored other options and product lines for meeting customer demand in the state.

Commenting on today’s announcement, the Company’s President and Chief Executive Officer Ken Compton said, “While we remain hopeful for a favorable outcome on our appeal, the timetable remains uncertain and we have decided that closing our remaining Pennsylvania centers at this time is in the best interest of our stockholders.”

The Company expects to record additional charges of approximately $1.5 million for severance, lease termination, and write-off of the undepreciated costs of fixed assets in these centers as a result of the closings. Previously, the Company recorded a charge of approximately $6.0 million for the write down of related receivables, which included the impaired receivables for the remaining 66 centers that the Company has now decided to close.

Including these additional charges and write down of receivables, the Company has incurred a pre-tax loss of approximately $17 million in Pennsylvania since it ceased making loans there in July 2007.

About Advance America:

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading provider of payday cash advance services with approximately 2,850 centers and 85 limited licensees in 35 states, the United Kingdom and Canada.   The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws. All statements in this release other than those relating to the Company’s historical information or current condition are forward-looking statements. For example, any statements regarding the Company’s future financial performance, the Company’s business strategy, and expected developments in the Company’s industry are forward-looking statements. Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control and may not even be predictable. Therefore, actual results could differ materially from the Company’s expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements. For a more detailed discussion of some of the factors that may cause the Company’s actual results to differ from the Company’s current expectations, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, copies of which are available from the Securities and Exchange Commission, upon request from the Company, or by going to the Company’s website: www.advanceamericacash.com.

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